Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
FOR EARTHSTONE ENERGY, INC.

On January 7, 2021, Earthstone Energy, Inc. (“Earthstone” or the “Company”), Earthstone Energy Holdings, LLC, a subsidiary of the Company (“EEH” and collectively with Earthstone, the “Buyer”), Independence Resources Holdings, LLC (“Independence”), and Independence Resources Manager, LLC (“Independence Manager” and collectively with Independence, the “Seller”) consummated the transactions contemplated in the Purchase and Sale Agreement dated December 17, 2020 (the “Purchase Agreement”) that was previously reported on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 22, 2020. The Seller was unaffiliated with the Company. At the closing of the Purchase Agreement, among other things, EEH acquired (the “Acquisition”) all of the issued and outstanding limited liability company interests in certain wholly owned subsidiaries of Independence and Independence Manager (collectively, “IRM”) for aggregate consideration consisting of the following: (i) an aggregate amount of cash from EEH equal to approximately $131.2 million (the “Cash Consideration”) and (ii) 12,719,594 shares of the Company’s Class A common stock, $0.001 par value per share (“Class A Common Stock”), issued to Independence (such shares, the “Acquisition Shares,” and such issuance, the “Stock Issuance”).

The Purchase Agreement contains customary representations and warranties for transactions of this nature. The Buyer has obtained representation and warranty insurance to provide coverage in the event of certain breaches of representations and warranties of the Seller contained in the Purchase Agreement, which will be subject to various exclusions, deductibles and other terms and conditions set forth therein. The costs of such insurance policy were borne by the Buyer.

The Acquisition will be accounted for as a business combination using the acquisition method of accounting, with Earthstone identified as the acquirer. The pro forma financial statements have been prepared to reflect the transaction accounting adjustments to Earthstone’s historical condensed consolidated financial information in order to account for the Acquisition and will include the assumption of liabilities for acquisition-related expenses and the recognition of the estimated tax impact of the pro forma adjustments.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 gives effect to the Acquisition as if it had been completed on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the nine months ended September 30, 2020 give effect to the Acquisition as if it had been completed on January 1, 2019. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma condensed combined financial statements. As of the date of issuance of the unaudited pro forma condensed combined financial information, Earthstone has not completed the detailed valuation study necessary to arrive at the required final estimates of the fair value of the assets to be acquired and the liabilities to be assumed and the related allocations of purchase price.

The unaudited pro forma condensed combined balance sheet does not purport to represent what Earthstone’s financial position would have been had the Acquisition actually been consummated on September 30, 2020. The unaudited pro forma condensed combined statements of operations do not purport to represent what Earthstone’s results of operations would have been had the Acquisition actually been consummated on January 1, 2019. The unaudited pro forma condensed combined financial information is not indicative of Earthstone’s future financial position or results of operations and does not reflect future events that may occur after the Acquisition, including, but not limited to, the anticipated realization of ongoing savings from operating efficiencies, or offsetting unforeseen incremental costs.

The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in Earthstone's Annual Report on Form 10-K for the year ended December 31, 2019, Earthstone’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, the audited statement of operations of Independence for the year ended December 31, 2019 included in this report as Exhibit 99.1, and the unaudited interim statement of operations of Independence for the nine months ended September 30, 2020 included in this report as Exhibit 99.2. The historical consolidated financial statements of Independence represent, in all material respects, those of IRM.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 has been derived from:
•the unaudited historical condensed consolidated balance sheet of Earthstone as of September 30, 2020; and
•the unaudited historical condensed consolidated balance sheet of Independence as of September 30, 2020.
The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 has been derived from:

•the unaudited historical condensed consolidated statement of operations of Earthstone for the nine months ended September 30, 2020; and
•the unaudited historical condensed consolidated statement of operations of Independence for the nine months ended September 30, 2020.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been derived from:
•the audited historical consolidated statement of operations of Earthstone for the year ended December 31, 2019; and
•the audited historical consolidated statement of operations of Independence for the year ended December 31, 2019.

EARTHSTONE ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2020
(In thousands, except share and per share amounts)

ASSETS	Earthstone Historical	Independence Historical	Transaction Accounting Adjustments	Notes	Earthstone Pro Forma as Adjusted
Current assets:
Cash	$5,311	$11,673	$—		$16,984
Accounts receivable:
Oil and natural gas revenues	12,097	9,578	—		21,675
Joint interest billings and other, net of allowance	11,548	—	—		11,548
Inventory	—	138	—		138
Derivative asset	25,097	5,282	—		30,379
Prepaid expenses and other current assets	1,560	351	—		1,911
Total current assets	55,613	27,022	—		82,635

Oil and gas properties, successful efforts method:
Proved properties	995,666	548,274	(336,202)	(a)	1,207,738
Unproved properties	236,482	56,144	(56,144)	(a)	236,482
Furniture, fixtures and other property and equipment	—	3,193	(3,193)	(b)	—
Land (surface rights)	5,382	—	—		5,382
Total oil and gas properties	1,237,530	607,611	(395,539)		1,449,602

Accumulated depreciation, depletion and amortization	(271,012)	(176,082)	176,082	(a)(b)	(271,012)
Net oil and gas properties	966,518	431,529	(219,457)		1,178,590

Other noncurrent assets:
Office and other equipment, net of accumulated depreciation	1,044	—	945	(a)(b)	1,989
Derivative asset	4,727	—	—		4,727
Operating lease right-of-use assets	2,769	—	—		2,769
Other noncurrent assets	1,331	39	962	(c)	2,332
TOTAL ASSETS	$1,032,002	$458,590	$(217,550)		$1,273,042
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$6,910	$6,095	$—		$13,005
Revenues and royalties payable	28,047	—	—		28,047
Accrued expenses	12,844	501	962	(c)	21,164
			1,974	(d)
			4,883	(e)
Asset retirement obligation	308	90	—		398
Derivative liability	1,040	—	—		1,040
Advances	93	—	—		93
Operating lease liabilities	768	—	—		768
Finance lease liabilities	96	—	—		96
Other current liabilities	11	318	—		329
Current portion of long-term debt	—	6,000	(6,000)	(f)	—
Total current liabilities	50,117	13,004	1,819		64,940

Noncurrent liabilities:
Long-term debt	130,000	150,597	(150,597)	(f)	261,209
			131,209	(f)
Deferred tax liability	15,294	1,225	—		16,519

Asset retirement obligation	2,027	18,164	—		20,191
Derivative liability	577	688	—		1,265
Operating lease liabilities	2,001	—	—		2,001
Finance lease liabilities	15	—	—		15
Other noncurrent liabilities	138	333	—		471
Total noncurrent liabilities	150,052	171,007	(19,388)		301,671

Equity:
Members' Equity	—	274,579	(274,579)	(g)	—
Preferred stock	—	—	—		—
Class A common stock	30	—	13	(h)	43
Class B common stock	35	—	—		35
Additional paid-in capital	537,990	—	76,559	(h)	614,549
Accumulated deficit	(186,787)	—	(1,087)	(d)	(187,874)
Total stockholders’ equity	351,268	274,579	(199,094)		426,753
Noncontrolling interest	480,565	—	(887)	(d)	479,678
Total equity	831,833	274,579	(199,981)		906,431

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,032,002	$458,590	$(217,550)		$1,273,042

EARTHSTONE ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020
(In thousands, except share and per share amounts)

	Earthstone Historical	Independence Historical	Transaction Accounting Adjustments	Notes	Earthstone Pro Forma Combined
REVENUES
Oil	$93,017	$55,336	$—		$148,353
Natural gas and Natural gas liquids	14,831	5,327	—		20,158
Other revenue	—	42	(42)	(b)	—
Total revenues	107,848	60,705	(42)		168,511

OPERATING COSTS AND EXPENSES
Lease operating expense	21,971	12,726	(42)	(b)	34,655
Production and ad valorem taxes	7,198	4,273	—		11,471
Rig termination expense	426	(24)	—		402
Depreciation, depletion and amortization	76,096	36,315	(16,986)	(i)	95,425
Impairment expense	62,548	—	—		62,548
General and administrative expense	19,615	7,640	1,458	(b)	28,713
Equity-based compensation	—	1,458	(1,458)	(b)	—
Transaction costs	(324)	—	—		(324)
Accretion of asset retirement obligation	137	949	—		1,086
Exploration expense	298	—	—		298
Total operating costs and expenses	187,965	63,337	(17,028)		234,274

Gain on sale of oil and gas properties	198	—	—		198

Loss from operations	(79,919)	(2,632)	16,986		(65,565)

OTHER INCOME (EXPENSE)
Interest expense, net	(4,207)	(8,022)	(184)	(j)	(12,413)
Gain on derivative contracts, net	73,065	35,343	—		108,408
Other income (expense), net	120	—	—		120
Total other income (expense)	68,978	27,321	(184)		96,115

(Loss) income before income taxes	(10,941)	24,689	16,802		30,550
Income tax expense	(112)	(386)	(1,204)	(k)	(1,702)
Net (loss) income	$(11,053)	$24,303	$15,598		$28,848

Less: Net loss attributable to noncontrolling interests	(5,977)	—	19,021	(l)	13,044
Net (loss) income attributable to common stockholders	$(5,076)	$24,303	$(3,423)		$15,804

Net income (loss) per common share:
Basic	$(0.17)				$0.37
Diluted	$(0.17)				$0.37

Weighted average common shares outstanding:
Basic	29,810,705		12,719,594		42,530,299
Diluted	29,810,705		12,719,594		42,530,299

EARTHSTONE ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2019
(In thousands, except share and per share amounts)

	Earthstone Historical	Independence Historical	Transaction Accounting Adjustments	Notes	Earthstone Pro Forma Combined
REVENUES
Oil	$171,925	$91,434	$—		$263,359
Natural gas and Natural gas liquids	19,337	7,756	—		27,093
Other revenue	—	38	(38)	(b)	—
Total revenues	191,262	99,228	(38)		290,452

OPERATING COSTS AND EXPENSES
Lease operating expense	28,683	17,074	(38)	(b)	45,719
Production and ad valorem taxes	11,871	6,148	—		18,019
Rig termination list	—	3,854	—		3,854
Depreciation, depletion and amortization	69,243	36,830	(9,228)	(i)	96,845
Impairment expense	—	56,600	—		56,600
General and administrative expense	27,611	10,755	2,961	(b)	41,327
Equity-based compensation	—	2,961	(2,961)	(b)	—
Transaction costs	1,077	—	1,974	(d)	3,051
Accretion of asset retirement obligation	214	1,190	—		1,404
Exploration expense	653	27,272	—		27,925
Total operating costs and expenses	139,352	162,684	(7,292)		294,744

Gain on sale of oil and gas properties	3,222	—	—		3,222

Income (loss) from operations	55,132	(63,456)	7,254		(1,070)

OTHER INCOME (EXPENSE)
Interest expense, net	(6,566)	(11,866)	(246)	(j)	(18,678)
Write-off of deferred financing costs	(1,242)	—	—		(1,242)
Loss on derivative contracts, net	(43,983)	(18,093)	—		(62,076)
Other income (expense), net	(96)	—	—		(96)
Total other income (expense)	(51,887)	(29,959)	(246)		(82,092)

(Loss) income before income taxes	3,245	(93,415)	7,008		(83,162)
Income tax benefit (expense)	(1,665)	575	1,346	(k)	256
Net (loss) income	$1,580	$(92,840)	$8,354		$(82,906)

Less: Net loss attributable to noncontrolling interests	861	—	(38,923)	(l)	(38,062)
Net (loss) income attributable to common stockholders	$719	$(92,840)	$47,277		$(44,844)

Net income (loss) per common share:
Basic	$0.02				$(1.08)
Diluted	$0.02				$(1.08)

Weighted average common shares outstanding:
Basic	28,983,354		12,719,594		41,702,948
Diluted	29,360,885		12,719,594		42,080,479

EARTHSTONE ENERGY, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The accompanying pro forma condensed combined financial statements were prepared in accordance with Article 11 of Regulation S-X, as amended by SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses, using the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States of America (“GAAP”) and are based on the historical consolidated and combined financial information of Earthstone and Independence.

Certain transaction accounting adjustments have been made in order to show the effects of the Acquisition on the combined historical financial information of Earthstone and Independence. The transaction accounting adjustments are preliminary and based on estimates of the purchase consideration and estimates of fair value and useful lives of the assets acquired and liabilities assumed.

The transaction accounting adjustments are described in the accompanying notes and are based on available information and certain assumptions that Earthstone believes are reasonable; however, actual results may differ from those reflected in these statements. The unaudited pro forma condensed combined statements do not purport to represent what Earthstone’s financial position or results of operations would have been if the Acquisition had occurred on the dates indicated above, nor are they indicative of Earthstone’s future financial position or results of operations. Certain information normally included in financial statements and the accompanying notes has been condensed or omitted. These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and related notes of Earthstone and Independence for the periods presented.

The Company determined the transaction to be a business combination in accordance with Accounting Standards Codification 805. Under the acquisition method of accounting for business combinations, the assets acquired and liabilities assumed will be recorded as of the completion of the Acquisition, primarily at their respective fair values and added to those of Earthstone. The results of operations of Independence will be reflected in the financial statements and reported results of operations of Earthstone from the date of the completion of the Acquisition and Earthstone’s financial statements will not be retroactively restated to reflect the historical financial position or results of operations of Independence.

The pro forma condensed combined balance sheet as of September 30, 2020 gives effect to the Acquisition as if it had been completed on September 30, 2020. The pro forma condensed combined statements of operations for the year ended December 31, 2019 and the nine months ended September 30, 2020 give effect to the Acquisition as if it had been completed on January 1, 2019.

Note 2. Accounting Policies and Presentation

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 have been compiled in a manner consistent with the accounting policies adopted by Earthstone. Certain reclassifications and adjustments have been made to Independence’s historical financial information presented herein to conform to Earthstone’s historical presentation.

Note 3. Preliminary Purchase Price Allocation

The preliminary allocation of the total purchase price in the Acquisition is based upon management’s estimates of and assumptions related to the fair value of assets to be acquired and liabilities to be assumed as of September 30, 2020 using currently available information. Because the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein.

The preliminary purchase price allocation is subject to change due to several factors, including but not limited to changes in the estimated fair value of Independence’s assets acquired and liabilities assumed as of the closing date of the Acquisition, which could result from changes in future oil and natural gas commodity prices, reserve estimates, interest rates, as well as other factors.

The consideration transferred, fair value of assets acquired and liabilities assumed by Earthstone are expected to be recorded as follows (in thousands, except share amounts and stock price):

Consideration:
Shares of Earthstone Class A Common Stock issued	12,719,594
Earthstone Class A Common Stock price as of January 7, 2021	$6.02
Class A Common Stock consideration	76,572
Cash consideration	131,209

Total consideration transferred	$207,781

Fair value of assets acquired:
Cash and cash equivalents	$11,673
Other current assets	15,349
Oil and gas properties	212,072
Other non-current assets	1,946
Amount attributable to assets acquired	$241,040

Fair value of liabilities assumed:
Current liabilities	$12,849
Noncurrent liabilities	20,410
Amount attributable to liabilities assumed	$33,259

Total consideration transferred was based on the terms of the Purchase Agreement, the consideration paid by Earthstone at closing consisted of $131.2 million in cash and 12,719,594 shares of Class A Common Stock. The total purchase price is based upon the cash and the fair value of the Class A Common Stock which was determined using the closing price of $6.02 per share on January 7, 2021 and the number of shares issued.

The fair value measurements of assets acquired and liabilities assumed are based on inputs that are not observable in the market and therefore represent Level 3 inputs. The fair value of oil and gas properties and asset retirement obligations were measured using the discounted cash flow technique of valuation.

Significant inputs to the valuation of oil and gas properties include estimates of: (i) reserves, (ii) future operating and development costs, (iii) future commodity prices, (iv) future plugging and abandonment costs, (v) estimated future cash flows, and (vi) a market-based weighted average cost of capital rate. These inputs require significant judgments and estimates and are the most sensitive and subject to change.

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Pro Forma Condensed Combined Statements of Operations

The following adjustments were made in the preparation of the unaudited pro forma condensed combined balance sheet as of September 30, 2020 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019:

(a)    Adjustment to the historical book values of Independence’s oil and gas properties as of September 30, 2020 to reflect those properties at their estimated fair values and eliminate Independence's historical accumulated depreciation, depletion and amortization, in accordance with the acquisition method of accounting for business combinations.
(b)    Adjustment to reflect certain reclassifications of historical Independence line items to conform to the financial statement presentation of Earthstone.
(c)    Adjustment to reflect the capitalization of deferred financing costs related to the financing of the Acquisition.
(d)    Represents estimated nonrecurring transaction costs that are expected to be incurred by Earthstone, including advisory, legal, regulatory, accounting, valuation and other professional fees that are not capitalized as part of the Acquisition. These transaction costs are based on preliminary estimates and the final amounts and the resulting effect on Earthstone’s financial position and results of operations may differ significantly.

(e)    Represents additional estimated costs related to the Acquisition incurred by IRM which will be paid by Earthstone post-Acquisition. These amounts will be recorded as Accrued expenses in Earthstone’s Condensed Combined Balance Sheet on the date of the Acquisition. These amounts will have no impact on Earthstone’s Condensed Combined Statements of Operations in any current or future period.
(f)    Adjustment to reflect the elimination of outstanding historical debt and record actual cash consideration conveyed to Independence on January 7, 2021 of $131.2 million borrowed under the Company's revolving credit facility.
(g)    Adjustment to reflect the elimination of Independence’s Members’ Equity.
(h)    Adjustment to reflect the issuance of 12,719,594 shares of Class A Common Stock pursuant to the Purchase Agreement.
(i)    Adjustments to reflect the depreciation, depletion and amortization expense that would have been recorded had the Acquisition occurred on January 1, 2019 and the properties were adjusted to estimated fair value.
(j)    Adjustments to reflect the amortization of deferred financing costs related to the financing of the Acquisition.
(k)    Adjustments to reflect the estimated incremental Income tax expense that would have been recorded in the period presented if the Acquisition had occurred on January 1, 2019. The income tax rates used in calculating the tax impact of the adjustments recorded to the pro forma condensed combined statements of operations presented herein included a statutory federal income tax rate of 21% and a statutory Texas Margin tax rate of 0.75%, which represent the statutory rates in effect in those jurisdictions during the periods presented. The Company and IRM had no operations outside of Texas in the periods presented.
(l)    Adjustments to reflect the estimated incremental Net loss (income) attributable to noncontrolling interests that would have been recorded in the period presented if the Acquisition had occurred on January 1, 2019. The Acquisition impacted noncontrolling interest as presented below.

	EEH Units Held By Earthstone and Lynden US	%	EEH Units Held By Others	%	Total EEH Units Outstanding
Weighted Average Units Outstanding for the Year Ended December 31, 2019	28,983,354	45.0%	35,395,021	55.0%	64,378,375
EEH Units assumed issued in connection with the Acquisition on January 1, 2019	12,719,594		—		12,719,594
Pro Forma Weighted Average Units Outstanding for the Year Ended December 31, 2019	41,702,948	54.1%	35,395,021	45.9%	77,097,969

	EEH Units Held By Earthstone and Lynden US	%	EEH Units Held By Others	%	Total EEH Units Outstanding
Weighted Average Units Outstanding for the Nine Months Ended September 30, 2020	29,810,819	45.9%	35,100,544	54.1%	64,911,363
EEH Units assumed issued in connection with the Acquisition on January 1, 2019	12,719,594		—		12,719,594
Pro Forma Weighted Average Units Outstanding for the Nine Months Ended September 30, 2020	42,530,413	54.8%	35,100,544	45.2%	77,630,957

Note 5. Supplemental Unaudited Pro Forma Combined Oil and Natural Gas Reserves and Standardized Measure Information

The following table sets forth information with respect to the historical and pro forma combined estimated oil and natural gas reserves as of December 31, 2019 for Earthstone and Independence. The reserve data of Earthstone presented below was derived from independent engineering reports of Earthstone. Cawley Gillespie & Associates, Inc. (“CG&A”) prepared the Earthstone reserve estimates as of December 31, 2019. Independence reserve estimates as of December 31, 2019 were prepared by Independence’s principal internal reservoir engineer. Future exploration, exploitation and development expenditures, as well as future commodity prices and service costs, will affect the quantity of reserve volumes. The reserve estimates shown below were determined using the average first day of the month price for each of the preceding 12 months for oil and natural gas for the year ended December 31, 2019 for Earthstone and Independence.

	As of the Year Ended December 31, 2019
	Earthstone (2)	Independence	Combined
Estimated Proved Reserves:
Oil (MBbl)	52,650	35,338	87,988
Natural Gas (MMcf)	250,115	76,443	326,558
Total (MBOE) (1)	94,336	48,080	142,415
Estimated Proved Developed Reserves:
Oil (MBbl)	18,220	13,548	31,768
Natural Gas (MMcf)	79,802	42,277	122,079
Total (MBOE) (1)	31,521	20,595	52,116
Estimated Proved Undeveloped Reserves:
Oil (MBbl)	34,430	21,790	56,220
Natural Gas (MMcf)	170,313	34,166	204,479
Total (MBOE) (1)	62,815	27,484	90,299
(1) Assumes a ratio of 6 Mcf of natural gas per barrel of oil.
(2) As of December 31, 2019, holders of Earthstone's Class B common stock owned a non-controlling indirect interest of 45.6% of the estimated proved reserves, as adjusted for the impact of the Acquisition.
The following table sets forth summary information with respect to historical and pro forma combined oil and natural gas production for the year ended December 31, 2019 for Earthstone and Independence. The Earthstone oil and natural gas production data presented below was derived from Earthstone’s Annual Report on Form 10-K for the year ended December 31, 2019. The Independence oil and natural gas production data presented below was derived from the supplemental oil and gas reserve information (unaudited) included in notes to the audited financial statements of Independence for the year ended December 31, 2019.

	As of the Year Ended December 31, 2019
	Earthstone (2)	Independence	Combined
Oil (MBbl)	3,086	1,697	4,783
Natural Gas (MMcf)	10,893	3,775	14,668
Total (MBOE) (1)	4,902	2,326	7,228
(1) Assumes a ratio of 6 Mcf of natural gas per barrel of oil.
(2) As of December 31, 2019, holders of Earthstone's Class B common stock owned a non-controlling indirect interest of 45.6% of the estimated proved reserves, as adjusted for the impact of the Acquisition.

The following unaudited pro forma estimated discounted future net cash flows reflect Earthstone and Independence as of December 31, 2019. The unaudited pro forma standardized measure of discounted future net cash flows are as follows (in thousands):

	As of the Year Ended December 31, 2019
	Earthstone (1)	Independence	Combined
Future cash inflows	$3,250,868	$2,087,317	$5,338,185
Future production costs	(1,027,464)	(533,837)	(1,561,301)
Future development costs	(628,692)	(307,277)	(935,969)
Future income tax expense	(58,824)	(3,270)	(62,094)
Future net cash flows	1,535,888	1,242,933	2,778,821
10% annual discount for estimated timing of cash flows	(746,311)	(718,638)	(1,464,949)
Standardized measure of discounted future net cash flows	$789,577	$524,295	$1,313,872
(1) As of December 31, 2019, holders of Earthstone's Class B common stock owned a non-controlling indirect interest of 45.6% of the estimated proved reserves, as adjusted for the impact of the Acquisition.

The following is an unaudited summary of changes in pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves. The unaudited summary of changes in pro forma standardized measure of discounted future net cash flows is as follows (in thousands):

	As of the Year Ended December 31, 2019
	Earthstone (1)	Independence	Combined
Beginning of year	$959,452	$669,759	$1,629,211
Sales of oil and gas produced, net of production costs	(150,708)	(76,006)	(226,714)
Sales of minerals in place	(458)	—	(458)
Net changes in prices and production costs	(565,240)	(139,178)	(704,418)
Extensions, discoveries, and improved recoveries	127,182	105,979	233,161
Changes in income taxes, net	12,697	57	12,754
Previously estimated development costs incurred during the period	210,520	53,405	263,925
Net changes in future development costs	118,348	29,232	147,580
Revisions of previous quantity estimates	(35,588)	(177,387)	(212,975)
Accretion of discount	107,432	37,740	145,172
Changes in timing of estimated cash flows and other	5,940	20,694	26,634
End of year	$789,577	$524,295	$1,313,872
(1) As of December 31, 2019, holders of Earthstone's Class B common stock owned a non-controlling indirect interest of 45.6% of the estimated proved reserves, as adjusted for the impact of the Acquisition.